Credit Suisse Global Small Cap Fund
Securities Purchases during an Underwriting involving
Credit Suisse Asset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2006


Portfolio:			Credit Suisse Global Small Cap Fund


Security:			Herbalife Ltd


Date Purchased:			12/13/2005


Price Per Share:		$30.50


Shares Purchased
by the Portfolio *:		27,100


Total Principal Purchased
by the Portfolio *:		$826,550.00


% of Offering Purchased
by the Portfolio:		.24%


Broker:				Morgan Stanley


Member:				Co-Manager


Portfolio:			Credit Suisse Global Small Cap Fund


Security:			SBA Communications


Date Purchased:			5/23/2006


Price Per Share:		$21.13


Shares Purchased
by the Portfolio *:		10,800


Total Principal Purchased
by the Portfolio *:		$228,204.00


% of Offering Purchased
by the Portfolio:		.08%


Broker:				Citigroup Global Markets


Member:				Co-Manager


Portfolio:			Credit Suisse Global Small Cap Fund


Security:			SBA Communications


Date Purchased:			6/27/2006


Price Per Share:		$20.00


Shares Purchased
by the Portfolio *:		1,400


Total Principal Purchased
by the Portfolio *:		$28,000.00


% of Offering Purchased
by the Portfolio:		.01%


Broker:				Goldman Sachs


Member:				Co-Manager